                                                                    EXHIBIT 10.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG
                              ZEBRAMART.COM, INC.,
                                 COACQSUB, INC.
                                       AND
                            MYFAVORITESHOE.COM, INC.
                                       AND
                 THE STOCKHOLDERS ON THE SIGNATURE PAGES HERETO


                            DATED AS OF MAY 15, 2000

ARTICLE I
MERGER; MERGER CONSIDERATION; CLOSING; AGREEMENTS.................................................................1
                  1.1      The Merger.............................................................................1
                  1.2      Consummation of Merger.................................................................1
                  1.3      Effect of the Merger...................................................................2
                  1.4      Articles of Incorporation; Bylaws......................................................2
                  1.5      Directors and Officers.................................................................2
                  1.6      Merger Consideration...................................................................2
                  1.7      Parent Common Stock....................................................................3
                  1.8      Closing................................................................................4
                  1.9      Closing Obligations....................................................................4
                  1.10     Finder Shares..........................................................................5

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLERS.........................................................................6
                  2.1      Organization, Qualification, etc.......................................................6
                  2.2      Subsidiaries...........................................................................6
                  2.3      Capitalization.........................................................................6
                  2.4      Company Record Books...................................................................7
                  2.5      Title to Stock.........................................................................7
                  2.6      Options and Rights.....................................................................7
                  2.7      Authorization, Etc.....................................................................7
                  2.8      No Violation; Consents and Approvals...................................................8
                  2.9      Financial Statements; Undisclosed Liabilities..........................................8
                  2.10     Customer Deposits......................................................................9
                  2.11     Employees..............................................................................9
                  2.12     Absence of Changes.....................................................................9
                  2.13     Contracts.............................................................................10
                  2.14     Real Estate and Personal Property Matters.............................................13
                  2.15     Litigation............................................................................14
                  2.16     Tax Matters...........................................................................14
                  2.17     Compliance with Regulations and Orders; Permits; Affiliations.........................15
                  2.18     ERISA and Related Matters.............................................................15
                  2.19     Intellectual Property.................................................................17
                  2.20     Year 2000 Compliance..................................................................18
                  2.21     Environmental Matters.................................................................18
                  2.22     Banking Arrangements..................................................................19
                  2.23     Insurance.............................................................................19
                  2.24     Inventories...........................................................................19
                  2.25     Brokerage.............................................................................20
                  2.26     Improper and Other Payments...........................................................20
                  2.27     Disclosure............................................................................20

                                       (i)

                  2.28     Significant Customers and Suppliers; Material Plans and Commitments...................20
                  2.29     Investor Representations..............................................................21

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYERS ....................................................................21
                  3.1      Corporate Organization, Etc...........................................................21
                  3.2      Authorization, Etc....................................................................21
                  3.3      No Violation..........................................................................22
                  3.4      Governmental Authorities..............................................................22
                  3.5      Disclosure............................................................................22

ARTICLE IV
COVENANTS OF THE SELLERS.........................................................................................23
                  4.1      Ordinary Course of Business...........................................................23
                  4.2      Certain Restrictions..................................................................23
                  4.3      Cash and Cash Equivalents.............................................................23
                  4.4      Interim Financial Information.........................................................23
                  4.5      Full Access and Disclosure............................................................24
                  4.6      Fulfillment of Conditions Precedent...................................................24
                  4.7      Tax Returns...........................................................................24
                  4.8      No Solicitation or Negotiation........................................................25
                  4.9      Public Announcements..................................................................25
                  4.10     Termination of Agreements.............................................................25

ARTICLE V
COVENANTS OF THE BUYERS..........................................................................................25
                  5.1      Full Access and Disclosure............................................................25
                  5.2      Release and Assumption of Guarantees..................................................26
                  5.3      Rule 145 Best Efforts.................................................................26
                  5.4      Publicity.............................................................................26

ARTICLE VI
OTHER AGREEMENTS.................................................................................................26
                  6.1      Further Assurances....................................................................26
                  6.2      Consents..............................................................................27
                  6.3      No Termination of the Controlling Persons' Obligations by
                           Subsequent Incapacity, Etc............................................................27
                  6.4      Registration..........................................................................27
                  6.5      Confidentiality.......................................................................28
                  6.6      Non Competition Covenant..............................................................28
                  6.7      Non-disclosure; Confidentiality.......................................................30

                                      (ii)

ARTICLE VII
CONDITIONS TO THE OBLIGATIONS OF THE BUYERS......................................................................32
                  7.1      Representations and Warranties; Covenants and Agreements..............................32
                  7.2      No Injunction.........................................................................32
                  7.3      Third Party Consents..................................................................32
                  7.4      Regulatory Approvals..................................................................33
                  7.5      No Material Adverse Change............................................................33
                  7.6      Directors and Officers................................................................33
                  7.7      Due Diligence.........................................................................33
                  7.8      FIRPTA Certificate....................................................................33
                  7.9      Sellers' Closing Documents............................................................33
                  7.10     Leased Premises.......................................................................33
                  7.11     Termination of Certain Agreements and Plans...........................................33
                  7.12     Board Approval........................................................................33
                  7.13     Hart-Scott-Rodino Act.................................................................33

ARTICLE VIII
CONDITIONS TO THE OBLIGATIONS OF THE SELLERS.....................................................................34
                  8.1      Representations and Warranties; Performance...........................................34
                  8.2      No Injunction.........................................................................34
                  8.3      Buyers' Closing Documents.............................................................34
                  8.4      Appointment to Parent's Board.........................................................34
                  8.5      Resignation of Will Head..............................................................34

ARTICLE IX
TERMINATION AND ABANDONMENT......................................................................................34
                  9.1      Methods of Termination................................................................34
                  9.2      Procedure Upon Termination............................................................35

ARTICLE X
SURVIVAL OF TERMS; INDEMNIFICATION...............................................................................35
                  10.1     Survival; Knowledge...................................................................35
                  10.2     Indemnification by the Controlling Persons............................................36
                  10.3     Indemnification by the Buyers.........................................................37
                  10.4     Third Party Claims....................................................................37
                  10.5     Limitation on Indemnification.........................................................39
                  10.6     Survival of Indemnification...........................................................39

ARTICLE XI
MISCELLANEOUS PROVISIONS.........................................................................................40
                  11.1     Amendment and Modification............................................................40
                  11.2     Entire Agreement......................................................................40

                                      (iii)

                  11.3     Certain Definitions...................................................................40
                  11.4     Notices...............................................................................46
                  11.5     Exhibits and Schedules................................................................48
                  11.6     Waiver of Compliance; Consents........................................................48
                  11.7     Assignment............................................................................48
                  11.8     Governing Law.........................................................................48
                  11.9     Consent to Jurisdiction; Service of Process...........................................48
                  11.10    Injunctive Relief.....................................................................49
                  11.11    Headings..............................................................................49
                  11.12    Pronouns and Plurals..................................................................49
                  11.13    Construction..........................................................................49
                  11.14    Dealings in Good Faith; Best Efforts..................................................49
                  11.15    Binding Effect........................................................................49
                  11.16    Delays or Omissions...................................................................49
                  11.17    Severability..........................................................................50
                  11.18    Expenses..............................................................................50
                  11.19    Attorneys' Fees.......................................................................50
                  11.20    Counterparts..........................................................................50



                                      (iv)

                                    SCHEDULES

Schedule 2.1               Organization, Qualification, etc.
Schedule 2.2               Subsidiaries
Schedule 2.3               Capitalization
Schedule 2.8               No Violations; Consents and Approvals
Schedule 2.9               Financial Statements; Undisclosed Liabilities
Schedule 2.10              Customer Deposits
Schedule 2.11              Employees
Schedule 2.13              Contracts
Schedule 2.14              Real Estate and Personal Property Matters
Schedule 2.15              Litigation
Schedule 2.16              Taxes
Schedule 2.17              Compliance With Regulations and Orders; Permits; Affiliations
Schedule 2.18              Employee Benefits and Related Matters
Schedule 2.19              Intellectual Property
Schedule 2.21              Environmental Matters
Schedule 2.22              Banking Arrangements
Schedule 2.23              Insurance
Schedule 2.26              Improper and Other Payments
Schedule 2.28              Significant Customers and Suppliers; Material Plans and Commitments
Schedule 4.10              Termination Agreements
Schedule 6.4               List of Shares To Be Registered
Schedule 10.5(a)           Exceptions to the Buyer Indemnified Parties Indemnification Limitations


                                       (v)

                                    EXHIBITS

EXHIBIT A                  FORM OF SHAREHOLDER'S CERTIFICATE
EXHIBIT B                  FORM OF SECRETARY'S CERTIFICATE
EXHIBIT C                  FORM OF OFFICER'S CERTIFICATE
EXHIBIT D                  FORM OF GENERAL RELEASE
EXHIBIT E                  FORM OF ESCROW AGREEMENT
EXHIBIT F                  FORM OF CERTIFICATE OF MERGER
EXHIBIT G                  FORM OF WARRANT


                                      (vi)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of May 15, 2000 by and among ZEBRAMART.COM, INC., a Nevada corporation ("Parent"), COACQSUB, INC., a Georgia corporation and a wholly owned subsidiary of Parent ("Merger Sub"; and together with Parent are sometimes hereinafter referred to collectively as the "Buyers"), MYFAVORITESHOE.COM, INC, a Delaware corporation, (the "Company"), and the STOCKHOLDERS on the signature pages hereto ("the Controlling Persons") (Company and Controlling Persons are sometimes hereinafter referred to collectively as the "Sellers").

         WHEREAS, the stockholders set out on SCHEDULE 2.3 hereof
("Stockholders") own all of the issued and outstanding shares of the capital stock of the Company (the "Company Shares");

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of the companies and their respective stockholders that the Merger Sub merge with and into the Company pursuant to this Agreement with the Company being the surviving corporation (the "Merger"); and

         WHEREAS, Parent, Merger Sub and the Sellers desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties provisions and covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                MERGER; MERGER CONSIDERATION; CLOSING; AGREEMENTS

         1.1 The Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, the Merger Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Georgia Business Corporation Act (the "GBCA"). As a result of the Merger, the separate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         1.2 Consummation of Merger. As promptly as practicable after the satisfaction or, if permissible, waiver in writing of the conditions set forth in ARTICLE 7 and ARTICLE 8 hereof, the parties hereto shall cause the Merger to be consummated by filing a Delaware Certificate of Merger, substantially in the form of EXHIBIT F hereto (the "Delaware Certificate of Merger"), with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of Georgia (the "Georgia Articles of Merger"; and together with the Delaware Certificate of

Merger, the "Certificates of Merger") in such form as required by, and executed in accordance with, the relevant provisions of the applicable state's law (the time of such filing being herein referred to as the "Effective Time" and the date of such filing being herein referred to as the "Merger Date").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the GBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, the identity, all of the property (whether real, personal or mixed), rights, privileges, powers, immunities, franchises, debts, liabilities and duties of the Merger Sub shall be merged with, fully vest in and become the rights, privileges, powers, immunities, franchises, debts, liabilities and duties of the Surviving Corporation and the separate existence of the Merger Sub shall cease.

         1.4 Articles of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation and the Bylaws of the Surviving Corporation shall be the Certificate of Incorporation and Bylaws of Company as in effect immediately prior to the Effective Time, in each case until duly amended in accordance with applicable law.

         1.5      Directors and Officers.

                  (a) At the Effective Time, the directors of the Surviving Corporation shall be David Kenner, William G. Head, Roger Haggerty, Sean Daly, Kevin Schuyler, and one additional member who will be chosen by both David Kenner and Sean Daly, to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected or appointed and qualified.

                  (b) At the Effective Time, the officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

         1.6 Merger Consideration. Subject to the satisfaction of the terms and conditions of this Agreement, and by virtue of the Merger and without any action on the part of the Stockholders, each of the Company Shares will be canceled and converted into the right to receive 2.545118 (the "Conversion Factor") shares of Parent's (1) common stock ("Parent Stock" or "Merger Consideration"). Each outstanding employee Option to purchase Company Shares shall be submitted to Parent for cancellation and exchange for options to purchase Parent Shares at the afore referenced conversion rate ("New Options"). Each New Option issued in exchange for an outstanding employee Option to purchase Company Shares shall be subject to the vesting schedule set out in the outstanding employee Option. The Merger Consideration and the New Options are collectively valued at $21,000,000 to be paid in Parent Stock valued at $.35 per share; however, if (i) the average bid and ask price of the Company Shares for the ten trading days immediately prior to the date of this Agreement ("Signing Price") is greater than $.42 or (ii) if the Signing Price is less than $.28, then the Conversion Factor shall be adjusted to equal ($21,000,000 / Adjusted Signing Price) / 23,574,549. The "Adjusted Signing Price" shall be equal to $.35
(i) minus the amount by
which the Signing Price is less than $.28 (in the case that the Signing Price is less than $.28) and (ii) plus the amount by which the Signing Price is greater than $.42 (in the case that the Signing Price is greater than $.42). For example, if the Signing Price is $.26, the Conversion Factor is 2.699367, with total Merger Consideration consisting of 63,636,363.64 Parent Shares.

                  (a) No Fractional Shares. No certificate representing fractional shares of Parent Stock will be issued in the Merger and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, the Stockholders will be entitled to receive from Parent (after aggregating all fractional shares of Parent stock issuable to such Seller) shares of Parent Stock rounded upward or downward to the nearest whole share with a factor of one-half or greater rounded up to the nearest whole share.

                  (b) Effect on the Company Shares. On the Closing Date, the Company Shares shall be canceled and terminated, shall represent solely the right to receive the Merger Consideration in respect of the Company Shares, and shall have no other rights. No interest shall accrue or be payable on any Merger Consideration.

                  (c) Shares of Merger Sub. On the Closing Date, the outstanding shares of Merger Sub shall become the then sole outstanding shares of the Surviving Corporation, wholly owned by Parent.

                  (d) Escrow Agreement. Pursuant to such further terms as set forth in the Escrow Agreement attached in the form of EXHIBIT E (the "Escrow Agreement"), ten percent (10%) of the Merger Consideration paid to Stockholders who are not Controlling Persons and 50% of the Merger Consideration paid to Controlling Persons shall be held in escrow (the "Escrow Shares") until the date that is six months from the Closing Date, except as provided therein.

                  (e) Capital Restructuring. The Conversion Factor is calculated assuming that 187,702,342 shares of Parent Stock are acquired by Parent from certain founding shareholders and that the number of shares issuable under Parent's existing stock option plans are reduced to 35,000,000 ("Plan of Reorganization"). To the extent that the foregoing does not occur within 90 business days of the Closing, a proportional amount of additional shares of Parent Stock shall be issued as additional Merger Consideration. Notwithstanding the foregoing, not more than 20% of the Parent's outstanding common stock may be issued, or be issuable (including upon the exercise of options), as Merger Consideration. After the Plan of Reorganization has been consummated, the power of Board of Directors of the Parent to issue additional shares or options, consonant with its fiduciary duties, shall not be limited by this Agreement and no such action shall cause an adjustment in the Merger Consideration or Conversion Factor.

         1.7 Parent Common Stock. All Parent Stock received by the Stockholders pursuant to this Agreement shall have the same rights as all of the other shares of outstanding Parent Stock by reason of the provisions of the Certificate of Incorporation of Parent or as otherwise provided under Nevada corporate law. All voting rights of such Parent Stock received by the Stockholders shall be fully exercisable by the Stockholders, and the Stockholders shall not be deprived nor restricted in exercising those rights.

         1.8 Closing. Unless this Agreement is terminated in accordance with SECTION 9 hereof, the closing of the Merger transaction provided for in this Agreement (the "Closing") will take place on May 26, 2000, or at such other time and manner agreed upon by the respective parties prior to Closing (the "Closing Date"). Subject to the provisions of SECTION 9, failure to consummate the transactions provided for in this Agreement on the date and time and at the place determined pursuant to this SECTION 1.8 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         1.9      Closing Obligations.  At the Closing:

                  (a) Controlling Persons will deliver to the Buyers the following agreements, documents, opinion and certificates (hereinafter referred to as the "Sellers' Closing Documents"):

                           (i) a certificate or certificates, in genuine and unaltered form, representing the Company Shares, free and clear of all Liens and other encumbrances, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, for transfer to Parent;

                           (ii) the Stockholder's certificate, substantially in the form of EXHIBIT A, executed by Stockholders ("Stockholder's Certificate");

                           (iii) a certificate of the Secretary of the Company, substantially in the form of EXHIBIT B hereto ("Secretary's Certificate");

                           (iv) a certificate of an officer of the Company, substantially in the form of EXHIBIT C hereto ("Officer's Certificate");

                           (v) a General Release Agreement, substantially in the form of EXHIBIT D, executed by the Stockholders who are now or who have been officers or directors of the Company;

                           (vi) an Escrow Agreement, substantially in the form of EXHIBIT E, executed by the Stockholders;

                           (vii) the Delaware Certificate of Merger, duly executed by the Company, to be filed with the Secretary of State of the State of Delaware;

                           (viii) written consent for this Merger transaction, in form and substance reasonably acceptable to the Buyers, obtained from each Stockholder;

                           (ix) certificates issued by the appropriate governmental authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of the Company as of a date not more than thirty (30) days prior to the Closing Date, as a corporation organized under the laws of the State of Delaware and as a foreign corporation authorized to do business under the laws of the various jurisdictions where it is so qualified (provided, that certificates evidencing the payment of all franchise taxes need not be delivered until 30 days after Closing); and

                           (x) such other agreements, instruments and documents as are necessary and appropriate, in the Buyers' sole discretion, to satisfy the closing conditions described in SECTION 7.11 of this Agreement; and

                           (xi) such other certificates, agreements, instruments and documents as the Buyers may reasonably request.

                  (b) The Buyers will deliver to the Controlling Persons the following agreements, documents, and certificates (hereinafter referred to as the "Buyers' Closing Documents"):

                           (i) certificates of Parent Stock issued pursuant to Section 1.6 hereof;

                           (ii) a Secretary's Certificate for each of Merger Sub and Parent, executed by the Assistant Secretary's or Secretary's thereof;

                           (iii) an Officer's Certificate, for each of Merger Sub and Parent, executed by the appropriate officers thereof;

                           (iv)     the Escrow Agreement, executed by Parent;

                           (v) the Certificates of Merger duly executed by Merger Sub, to be filed with the Secretary of State of the States of Delaware and Georgia; and

                           (vi)     the Buyer Capitalization Table as of May 8,
         2000.

         1.10 Finder Shares. Brookwood shall be entitled to a Warrant to purchase 1,200,000 Parent Shares at .35 per share in form set out as EXHIBIT G; provided that the number of Parent Shares shall be proportionately adjusted so as to equal 2% of the value of the transaction if there is an adjustment as in the Conversion Rate as provided in Section 1.6 hereof. The Warrant will have a life of five years, from the Effective Time of the Merger and will be exercisable into shares that have the same registration rights as those received by the shareholders of the Company in the Merger.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         The Sellers, jointly and severally, make the following representations and warranties to the Buyers, each of which shall be deemed material (and the Buyers, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties notwithstanding independent investigation, if any):

         2.1      Organization, Qualification, etc.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets.

                  (b) The Company is duly qualified, licensed or admitted to do business and is in good standing in the jurisdictions set forth on
SCHEDULE 2.1 attached hereto, which are the only jurisdictions in which the conduct of its business, the ownership, operation or leasing of its properties and assets, or the transactions contemplated by this Agreement, require it to be so qualified, licensed or admitted, except for those jurisdictions in which such failure to be so qualified, licensed or admitted and in good standing would not have a Material Adverse Effect. The Company does not conduct, transact or solicit business in any state or jurisdiction except those listed in SCHEDULE
2.1 hereto.

                  (c) True, complete and correct copies of the Company's articles of incorporation and bylaws, including, without limitation, any amendments thereto (collectively, the "Charter Documents"), as presently in effect, are attached to SCHEDULE 2.1.

         2.2 Subsidiaries. Except as set forth on SCHEDULE 2.2, the Company has no Subsidiaries or any investment or other interest in, or any outstanding loan or advance to or from, any Person, including any officer, director, stockholder or Affiliate thereof.

         2.3 Capitalization. SCHEDULE 2.3 sets forth, as of the date hereof, the authorized capital stock of the Company, the par value and the number of issued and outstanding shares thereof, the number of shares of capital stock owned by each shareholder and the number of shares issuable upon exercise of outstanding securities convertible into capital stock (including options). The Company Shares constitute all of the issued and outstanding shares of capital stock of the Company. All of the issued and outstanding Company Shares have been duly authorized and validly issued, and fully paid and non-assessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal securities laws. The stock record books of the Company have been delivered to the Buyers for inspection prior to the date hereof and each is true, complete and correct. All amounts payable by the Stockholders with respect to the Company Shares pursuant to the Charter Documents have been paid in full. None of the Company Shares have been issued in violation of the preemptive or other rights of any past or present stockholder of the Company. The Company Shares are uncertificated. The Company has issued no class or series of capital stock other than common stock.

         2.4 Company Record Books. The record books of the Company including, without limitation, the minute books have been delivered to the Buyers for inspection prior to the date hereof and each is true, complete and correct and contain all of the proceedings of, and material actions taken by, the Stockholders and directors of the Company.

         2.5 Title to Stock. All of the issued and outstanding shares of the capital stock of the Company are and immediately prior to the Closing will be owned beneficially and of record by the Stockholders, in the amounts and percentages set forth on SCHEDULE 2.3 hereto, free and clear of any and all Liens, contractual restrictions or limitations of any nature whatsoever.

         2.6 Options and Rights. Except as set out on SCHEDULE 2.3, there are no outstanding subscriptions, options, warrants, rights, securities (including, without limitation, those convertible or exchangeable into the capital stock or other ownership or equity interests of the Company), contracts, agreements, commitments, understandings or other arrangements (whether oral or written) under which the Company is bound or obligated to issue any additional shares of capital stock or rights to purchase shares of capital stock (collectively, "Options"). There are no contracts, commitments, agreements, arrangements or understandings between the Stockholders, the Company and any other Person regarding the Company Shares (including, without limitation, regarding the transfer, disposition, holding or voting thereof). No person or entity has any preemptive or other right to acquire any shares of the Company's capital stock. Each Controlling Person hereby waives any preemptive or other right to acquire any shares of capital stock of the Company that such Controlling Person has or may have had on the date hereof.

         2.7 Authorization, Etc. The Company has full corporate power and authority and each of the Stockholders has full legal right, power and capacity to enter into this Agreement and the other agreements, documents, instruments and certificates contemplated herein or related hereto (collectively, the "Ancillary Documents") to which the Company or such Stockholder is a party and to perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby have been, or by the Closing Date will have been, duly authorized by the board of directors and Stockholders of the Company and no other or further proceedings or actions on the part of the Company, the Stockholders or the board of directors are necessary to authorize this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. Each of the Sellers was represented by and had the benefit of legal counsel who participated in the preparation and negotiation of this Agreement. Upon execution and delivery of this Agreement and the Ancillary Documents by the parties hereto and thereto, this Agreement and each of the Ancillary Documents shall constitute the legal, valid and binding obligation of the Sellers party hereto and thereto, enforceable against each such party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and by general equitable principles.

         2.8      No Violation; Consents and Approvals. Except as set forth on
SCHEDULE 2.8 hereto, the execution and delivery by the Sellers of this Agreement, the Ancillary Documents to which each is a party and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers do not and will not: (a) conflict with or result in a breach of the terms, conditions or provisions of; (b) constitute a default or event of default under (with due notice, lapse of time or both); (c) result in the creation of any Lien upon the capital stock or assets of any of the Sellers pursuant to; (d) give any third party the right to accelerate any obligation under; (e) result in a violation of; or (f) require any authorization, consent, approval, exemption or other action by or notice to any Person (including, without limitation, any creditor, customer or supplier) pursuant to, the Charter Documents of the Company or any Regulation, Order or Contract to which any of the Sellers is subject. Each of the Sellers has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the Ancillary Documents to which each is a party and the transactions contemplated hereby and thereby. None of the Sellers is required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement, the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby. No authorization, consent, approval, exemption or notice is required to be obtained by any of the Sellers in connection with the execution, delivery, and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby.

         2.9      Financial Statements; Undisclosed Liabilities.

                  (a) Financial Statements. Attached as SCHEDULE 2.9 hereto are the following financial statements of the Company: (i) unaudited balance sheets as of December 31, 1999 ("Balance Sheet"); (ii) unaudited statements of income, changes in stockholders' equity and cash flow and related schedules thereto for the fiscal year ended December 31, 1999 (the "Related Statement"); and (iii) an unaudited balance sheet as of and the statement of revenues and expenses and the related schedules thereto for the three (3) month period ended March 31, 2000 (the "Interim Financial Statements" and, collectively with the Balance Sheets and the Related Statements, the "Financial Statements"). The Financial Statements (x) were prepared in accordance with GAAP, (y) fairly present the financial position, condition and results of operations of the Company at the respective dates thereof (except as stated therein or in the notes or schedules thereto) applied on a consistent basis, and (z) were compiled from the books and records of the Company regularly maintained by management and used to prepare the financial statements thereof.

                  (b)      Undisclosed Liabilities. Except as set forth on
SCHEDULE 2.9 attached hereto, the Company has no liability, whether accrued, absolute or contingent, except as is described in the Financial Statements or described in the notes thereto.

         2.10 Customer Deposits. The Deposits are held by the Company in segregated and separately identified bank accounts as set forth on SCHEDULE 2.10, and are not commingled with other cash, assets or property of the Company.

         2.11     Employees.

                  (a) Attached as SCHEDULE 2.11 hereto is an accurate list showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the annual rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) as of the end of the Company's most recent fiscal year (the "Balance Sheet Date") and
(ii) as of the date hereof. Attached to SCHEDULE 2.11 are true, complete and correct copies of any employment agreements for persons listed on SCHEDULE 2.11. Since the Balance Sheet Date, there have been no increases in the compensation or benefits payable to or to become payable to, or any special bonuses, to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis and in amounts consistent with past practices and amounts. Except as set forth on SCHEDULE 2.11, no Seller is related by blood or marriage to, or otherwise affiliated with, any person listed on SCHEDULE 2.11.

                  (b) Set forth on SCHEDULE 2.11 hereto is, as of the date hereof, the approximate number of employees for the Company. The Company has been since its date of organization, and currently is, in compliance with all Federal, State and local Regulations and Orders affecting employment and employment practices applicable thereto, including, without limitation, those Regulations promulgated by the Equal Employment Opportunity Commission, and those relating to terms and conditions of employment and wages and hours. Except as set forth on SCHEDULE 2.11, (i) the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the Company are represented by any labor or trade union or covered by any collective bargaining agreement with the Company, (iii) no campaign to establish such representation is in progress, and
(iv) there is no pending or, to the Knowledge of any Seller, threatened labor dispute involving the Company and any group of its employees, nor has the Company experienced any labor interruptions over the past three (3) years. The Company believes its relationship with employees to be good.

                  (c) SCHEDULE 2.11 hereto sets forth an accurate list of all of the Permits, including, without limitation, real estate, liquor, hospitality and other business licenses or permits held by any officer, director or employee of the Company and required for, or used in, the conduct of the businesses of the Company.

         2.12 Absence of Changes. Since the date of the most recent Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been: (a) any Material Adverse Change; (b) any damage, destruction or loss, whether covered by insurance or not, with regard to the Company's properties and business; (c) any payment by the Company to, or any notice to or acknowledgment by the Company of any amount due or owing to, the Company's self-insured carrier, if any, in connection with any self-insured amounts or liabilities under health insurance covering employees of the Company, in each case, in excess of a reserve therefor on the most recent Balance Sheet and in the Interim Financial Statements; (d) any amendment or change in the Company's authorized or issued capital stock or Charter Documents; (e) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of, the capital stock of the Company, or any purchase, retirement, redemption or other acquisition of, or grant of any Option with respect to, the capital stock of the Company; (f) any cancellation of, or agreement to cancel any indebtedness or obligation owing to the Company;
(g) any amendment, modification or termination of any existing Permits or Contracts, or entering into any new Contract or plan relating to any salary, bonus, insurance, pension, health or other employee welfare or benefit plan for or with any directors, officers, employees or consultants of the Company; (h) any entry into any material Contract not in the Ordinary Course of Business, including, without limitation, relating to any borrowing, capital expenditure or the sale or purchase of any property, rights, or assets or any options or similar agreements with respect to the foregoing; (i) any disposition by the Company of any material asset; (j) any adverse change in any Contract or relationship with any customer or supplier, the sales patterns, pricing policies, accounts receivable or accounts payable relating to the Company; (k) any write-down of the value of any inventory having an aggregate value in excess of $5,000, or write-off, as uncollectible, of any notes, trade accounts or other receivables having an aggregate value in excess of $5,000; (l) any change by the Company in accounting methods or principles; or (m) any material change in the cash and cash equivalents of the Company from the amounts shown on the balance sheet as of the date of the Interim Financial Statements.

         2.13     Contracts.

                  (a) Listed by the Company on SCHEDULE 2.13 are all written and oral contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound as of the date hereof and, in each case, has delivered true, complete and correct copies of the following such agreements, or narrative descriptions or such oral contracts, to the Buyers including, without limitation, the following such agreements and contracts:

                           (i) Contracts relating to any services provided by the Company including, without limitation, property management, real property rentals and sales, homeowners association management representation and any other contracts relating to real property services;

                           (ii) Pension, profit sharing, bonus, retirement, stock or similar ownership, option, purchase, appreciation or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in SCHEDULE 2.18 hereto), or any Contract with any labor union;

                           (iii) Contracts relating to brokerage, consulting, independent contractor and other similar agreements for the payment of compensation, not terminable on notice of thirty (30) days' or less by the Company without penalty or other financial obligation (and, except as set forth on SCHEDULE 2.11, no officer or employee of the Company receives total salary, bonus and other compensation from the Company of $35,000.00 or more per annum);

                           (iv) Contracts relating to any joint ventures, strategic alliances, partnerships and investments;

                           (v) Contracts containing covenants or agreements limiting the freedom of the Company or any of its employees to compete in any line of business presently conducted by the Company with any Person or to compete in any such line of business in any area;

                           (vi) Contracts with any Affiliate of the Company, the Stockholders or with any Affiliate or relative of the Stockholders;

                           (vii) Contracts relating to or providing for loans to officers, directors, employees or Affiliates;

                           (viii) Contracts under which the Company has advanced or loaned, or is obligated to advance or loan, funds to any Person;

                           (ix) Contracts relating to the incurrence, assumption or guarantee of any indebtedness, obligation or liability (in respect of money or funds borrowed), including, without limitation, any loan agreement, indemnity, bonds, mortgages, notes or letters of credit, or otherwise pledging, granting a security interest in or placing a Lien on any asset of the Company;

                           (x) Contracts relating to the guarantee or endorsement of any obligation;

                           (xi) Contracts under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party;

                           (xii) Contracts pursuant to which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

                           (xiii) Assignments, licenses, indemnifications and Contracts with respect to any intangible property (including, without limitation, any Intellectual Property;

                           (xiv) Warranty Contracts with respect to services rendered (or to be rendered);

                           (xv) Contracts for, or with, any telephone switch, long distance or toll-free telephone providers;

                           (xvi) Contracts with central reservation or resort booking systems;

                           (xvii) Override agreements with travel agencies, other customers or suppliers;

                           (xviii) Contracts which prohibit, restrict or limit in any way the payment of dividends or distributions by the Company;

                           (xix) Contracts under which it has granted any Person any registration rights (including piggyback and demand rights) with respect to any securities;

                           (xx) Contracts for the purchase, acquisition or supply of inventory and other property and assets, whether for resale or otherwise;

                           (xxi) Contracts with independent agents, brokers, dealers or distributors;

                           (xxii) Sales, commissions, advertising or marketing Contracts;

                           (xxiii) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations;

                           (xxiv) Contracts with Persons with which, directly or indirectly, any Stockholder also has a Contract;

                           (xxv)    Governmental Contracts subject to
         redetermination or renegotiation; or

                           (xxvi) Any other Contract which is material to the Company's operations or business prospects, except those which (A) were made in the Ordinary Course of Business, and (B) are terminable on thirty (30) days' or less notice by the Company without penalty or other financial obligation.

                  (b) Except as set forth on SCHEDULE 2.8, no consent of any party to any Contract is required in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby.

                  (c) Each Contract identified or required to be identified in SCHEDULE 2.13 hereof is in full force and effect and is valid and enforceable in accordance with its terms. The Company has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any Contract listed on SCHEDULE 2.13. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which the Company is subject (including without limitation all performance bonds, warranty obligations or otherwise). The Company does not have any present expectation or intention of not fully performing all such obligations. The Company does not have any Knowledge of any breach or anticipated breach by the other parties to any such Contract to which it is a party.

                  (d) Copies of all Contracts and documents delivered and to be delivered hereunder by the Controlling Persons or the Company are and will be true, correct and complete copies of such agreements, contracts and documents.

         2.14     Real Estate and Personal Property Matters.

                  (a) SCHEDULE 2.14 hereto sets forth a description by the Company of all real property owned or leased by the Company, including the location/address of the property, the purpose for which the property is used, whether it is income generating property, the amount of debt on the owned property, and the lessor, term and monthly lease payments (including percentage rent, escalation and other such contingent rental payments) with respect to leased property.

                  (b) The Company has good and marketable title to all of the properties and assets reflected in the balance sheet as of the date of the Interim Financial Statements or acquired after the date thereof, other than properties sold or otherwise disposed of since the date thereof in the Ordinary Course of Business, free and clear of all Liens, except (i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or other encumbrances that do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties; or do not detract from the value of such properties and assets, taken as a whole, or
(iii) as reflected in the balance sheets included in Financial Statements or the notes thereto.

                  (c) The Company owns, and will on the Closing Date and the Effective Date own, good and marketable title to all the personal property and assets, tangible or intangible, used in its business except as to those assets leased, all of which leases are in good standing and no party is in default thereunder. None of the assets belonging to or held by the Company is or will be on the Closing Date or the Effective Date subject to any (i) Contracts of sale or lease, or (ii) Liens. Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by the Company in the conduct of its business is in good operating condition and repair, ordinary wear and tear excepted.

                  (d) There has not been since the date of the most recent Balance Sheet, and will not be prior to the Closing Date or the Effective Date, any sale, lease, or any other disposition or distribution by the Company of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the Ordinary Course of Business or as otherwise consented to by the Buyers. On and after the Effective Date, the Surviving Corporation, as a direct wholly-owned subsidiary of Parent, will own, or have the unrestricted right to use, all of the properties and assets that are currently used by the Company in connection with the business thereof.

         2.15 Litigation. Except as set forth on SCHEDULE 2.15, there is no Claim pending or, to the Knowledge of any Seller, threatened against, relating to or affecting any of the Sellers, or any of the assets or properties of the Company nor is there any Order outstanding against any of the Sellers, or any of the assets or properties of the Company.

         2.16     Tax Matters.

                  (a) Except as described on SCHEDULE 2.16, the Company has filed all federal, state, and local tax reports, returns, information returns and other documents (collectively, the "Tax Returns") required to be filed with any federal, state, local or other taxing authorities (each a "Taxing Authority", collectively, the "Taxing Authorities") in respect of all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, the "Taxes") and in accordance with all tax sharing agreements to which any of the Sellers may be a party. All Taxes required or anticipated to be paid for all periods prior to and including the Effective Date have been paid or are adequately provided for in the Financial Statements, including any of the Company's Taxes that may be due or claimed to be due as a result of the consummation of the transactions contemplated by this Agreement. All Taxes which are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of the Company except for Liens for Taxes not yet due and payable. No Seller has executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), is correct and in compliance with the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

                  (b) No audit of the Company or the Company's Tax Returns by any Taxing Authority is currently pending or threatened, and no issues have been raised by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to the Company which reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of the Company on the Tax Returns filed by or on behalf of the Company for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied to the Buyers, state accurately the information requested with respect to the Company and such information was derived from the books and records of the Company.


                  (c) The Company has not made nor has become obligated to make, nor will as a result of any event connected with the Closing become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

         2.17     Compliance with Regulations and Orders; Permits; Affiliations.

                  (a) Compliance. The Company is presently complying with all applicable Regulations and Orders of Authorities in respect of its operations, equipment, practices, real property, plants, structures and other properties, and all other aspects of its business and operations, including, without limitation, all Regulations and Orders relating to the safe conduct of business, hazardous waste, environmental protection, handicapped access, fair housing, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety where such failure or failures would individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the Knowledge of any of the Sellers, are there any Claims threatened, nor have any of the Sellers received any written notice, regarding any violations of, or defaults under, any Regulations and Orders enforced by any Authority claiming jurisdiction over the Company, including, without limitation, any requirement of OSHA, any pollution and environmental control agency (including air and water) or the agencies having responsibility for the Real Estate Settlement Procedures Act, the Fair Housing Act, Americans With Disabilities Act, or any similar regulations.

                  (b) Permits. SCHEDULE 2.17 hereto sets forth all of the Company's permits, licenses, provider numbers, orders, franchises, registrations and approvals (collectively, "Permits") from all Authorities. The Permits listed on SCHEDULE 2.17 are the only Permits that are required for the Company to conduct its business as presently conducted. Each such Permit is valid and in full force and effect and, to the Knowledge of any of the Sellers, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

                  (c) Affiliations. SCHEDULE 2.17 attached hereto sets forth all industry affiliations and memberships of the Sellers in any business or industry group relating to the operation of the Company (collectively, the "Business Groups"). None of the Sellers is in violation of any Regulation, Order, rule or requirement with respect to any such Business Group. Except as set forth on SCHEDULE 2.17, no consent of any such Business Group is required for any of the Sellers to consummate the transactions contemplated by this Agreement.

         2.18     ERISA and Related Matters.

                  (a) Benefit Plans; Obligations to Employees. Except as set forth in SCHEDULE 2.18 hereto, neither the Company, nor any ERISA Affiliate of the Company, is a party to or participates in or has any liability or contingent liability with respect to:

                           (i) any "employee welfare benefit plan" or "employee pension benefit plan" or "multi-employer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

                           (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, option plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any officer, director, employee, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

                           (iii) any employment agreement not terminable on thirty (30) days' or less written notice, without further liability.

                  Any plan, arrangement or agreement required to be listed on
SCHEDULE 2.18 for which any Seller or any ERISA Affiliate of any Seller may have any liability or contingent liability is sometimes hereinafter referred to as a "Benefit Plan". For purposes of this Section, the term "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA.

                  (b) Plan Documents and Reports. A true, correct and complete copy of each of the Benefit Plans listed on SCHEDULE 2.18, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, is attached to SCHEDULE 2.18. In the case of any Benefit Plan that is not in written form, the Buyers have been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true, correct and complete copy of: (i) the three most recent annual reports and accompanying schedules; (ii) the three most recent actuarial reports; (iii) the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable; (iv) a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Benefit Plan; (v) all documents establishing, creating or amending any Benefit Plan; (vi) all trust agreements, funding agreements, insurance contracts and investment management agreements; (vii) all financial statements and accounting statements and reports, investment reports and actuarial reports for each of the last seven (7) years; (viii) any and all other reports, returns, filings and material correspondence with any Governmental Authority in the last seven (7) years; (ix) all booklets, summaries, descriptions or manuals prepared for or circulated to, and written communications of a general nature to employees concerning any Benefit Plan; (x) all professional opinions (whether or not internally prepared) with respect to each Benefit Plan; and (xi) all material internal memoranda concerning each Benefit Plan prepared within the last seven (7) years, has been supplied to the Buyers by the Company, and there have been no material changes in the financial condition in the respective Benefit Plans from that stated in the annual reports and actuarial reports supplied.

                  (c) Compliance with Laws; Liabilities. Except as set forth on SCHEDULE 2.18, the Company is in compliance in all material respects with the terms of all of its Benefit Plans and every Benefit Plan is in compliance with all of the requirements and provisions of ERISA and all other Regulations and Orders applicable thereto, including without limitation the timely filing of all annual reports or other filings required with respect to such Benefit Plans. None of the assets of any Benefit Plan are invested in employer securities or employer real property, as those terms are defined in
Section 407(d) of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither the Company nor any ERISA Affiliate of the Company has otherwise engaged in any prohibited transaction. There has been no "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any Benefit Plan. Actuarially adequate accruals for all obligations or contingent obligations under the Benefit Plans are reflected in the most recent Balance Sheet provided to the Buyers and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the Closing Date.

         2.19     Intellectual Property.

                  (a) Except as set forth on SCHEDULE 2.19, the Company has no trade name, service mark, patent, copyright, trademark or other Intellectual Property related to its business.

                  (b) The Company has the right to use the Intellectual Property listed in SCHEDULE 2.19, and except as otherwise set forth therein, the Intellectual Property is, and will be on the Closing Date and the Effective Date, free and clear of all royalty obligations and Liens. There are no Claims pending, or to the Knowledge of any of the Sellers, threatened, against any of the Sellers that the Company's use of any of the Intellectual Property listed on
SCHEDULE 2.19 infringes the rights of any Person. The Sellers have no Knowledge of any use of any of the Intellectual Property constituting an infringement thereof and the Stockholders have no right, claim or interest in or to any of the Intellectual Property.

                  (c) The Company is not a party in any capacity to any franchise, license or royalty agreement respecting any of the Intellectual Property and there is no conflict with the rights of others in respect to any of the Intellectual Property now used in the conduct of its business.

                  (d) The current software applications used by the Company in the operation of its business are set forth and described on SCHEDULE 2.19 hereto (the "Software"). The Software, to the extent it is licensed from any third party licensor or it constitutes "off-the-shelf" software, is held by the Company under valid, binding and enforceable licenses and is fully transferable to the Buyers without any third party consent. All of the Company's computer hardware has validly licensed software installed therein. The Company has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Software.

         2.20 Year 2000 Compliance. The Information Technology of the Company will be Year 2000 Compliant as of the Closing Date. For purposes of this
Section 2.20, (a) "Year 2000 Compliant" means, with respect to the Company's Information Technology, that such Information Technology is designed to be used prior to, during and after calendar year 2000 A.D., and such Information Technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000 and leap-year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other Information Technology, used in combination with the Information Technology being acquired by the Buyers, properly exchanges data/time data with it, and (b) "Information Technology" means Software, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized, or software system(s) that are used or relied on by the Company in the conduct of its business.

         2.21     Environmental Matters. Except as disclosed in SCHEDULE 2.21:
(a) neither the Company's business nor the operation thereof violates any applicable Environmental Law and no condition or occurrence (any accident, happening or event which occurs or has occurred at any time prior to the Closing Date, which results in or could result in a claim against the Company or any of the Buyers or creates or could create a liability or loss for the Company or any of the Buyers) exists or has occurred which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (b) the Company is in possession of all Environmental Permits required under any applicable Environmental Law for the conduct or operation of the Company's business (or any part thereof), and the Company is in full compliance with all of the requirements and limitations included in such Environmental Permits; (c) the Company has not stored or used any Hazardous Material on or at any property or facility now or previously owned, leased or operated by the Company except for inventories of chemicals which are used or to be used in the Ordinary Course of Business (which inventories have been sorted or used in accordance with all applicable Environmental Permits and all Environmental Laws, including all so called "Right to Know" laws); (d) the Company has not received any notice from any Authority or other Person that the Company's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any Hazardous Materials at, on or beneath any property or facility now or previously owned, leased or operated by the Company, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) the Company is not the subject of any Claim by any Authority or other Person involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by the

Company; (f) the Company has not buried, dumped, disposed, spilled or released any Hazardous Materials on, beneath or adjacent to any property or facility now or previously owned, leased or operated by the Company or any property adjacent thereto; (g) no property or facility now or previously owned, leased or operated by the Company, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; (h) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property or facility now or previously owned, leased or operated by the Company;
(i) the Company has not directly transported or directly arranged for the transportation of any Hazardous Materials to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of any enforcement action or other investigation by any Authority which may lead to material Claims against the Company for any remedial work, damage to natural resources or personal injury, including Claims under CERCLA; and (j) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property or facility now or previously owned or leased by the Company. The Company has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

         2.22 Banking Arrangements. SCHEDULE 2.22 attached hereto sets forth the name of each bank in or with which the Company has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all Persons currently authorized to draw thereon or having access thereto. Except as may be disclosed in the Financial Statements or on SCHEDULE 2.22 hereto, the Company has no liability or obligation relating to funds or money borrowed by or loaned to the Company (whether under any credit facility, line of credit, loan, indenture, advance, pledge or otherwise).

         2.23 Insurance. SCHEDULE 2.23 attached hereto sets forth a list and brief description, including dollar amounts of coverage, of all policies of property, fire, liability, business interruption, workers' compensation and other forms of insurance held by the Company as of the date hereof, as well as a schedule of Claims filed with the Company's current insurance carrier, including a history of such Claims and a description and estimated dollar amount of any unresolved Claims. Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as disclosed on
SCHEDULE 2.15, to the Knowledge of each of the Sellers, no state of facts exist and no events have occurred which might reasonably (a) form the basis for any claim against the Company not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (b) result in material increase in insurance premiums of the Company.

         2.24 Inventories. The inventories, if any, reflected on the balance sheets included in the Financial Statements, and the inventories held by the Company on the date hereof, (a) consist of a quality and quantity usable and salable in the Ordinary Course of Business of the Company, except as reserved in the Financial Statements, and (b) have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or solubility thereof). All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Financial Statements, in this Agreement or the Schedules attached hereto. The Company is not aware of any Material Adverse Changes affecting the supply of inventory available to the Company, and, to the Knowledge of each of the Sellers, the consummation of the transactions contemplated hereby will not adversely affect any such supply.

         2.25 Brokerage. Except as referenced in SECTION 1.10 hereof, no Seller has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from the Company or the Stockholders, or from the Buyers or any of their respective Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         2.26     Improper and Other Payments. Except as set forth on SCHEDULE
2.26 hereto: (a) neither the Company, nor any director, officer, employee thereof, nor, to the Knowledge of any Seller, any agent or representative of the Company nor any Person acting on behalf of any of them, (i) has made, paid or received any contribution, gift, bribe, rebate, payoff, influence payment, kickbacks or other similar payments to or from any Person or Authority, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained or (D) in violation of any Regulation or Order, or (ii) established or maintained a fund or asset that has not been recorded on the books and records of the Company; (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate; (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made; and (d) the internal accounting controls of the Company are believed by the Company's management to be adequate to detect any of the foregoing under current circumstances.

         2.27 Disclosure. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Buyers by or on behalf of the Sellers with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

         2.28 Significant Customers and Suppliers; Material Plans and Commitments. Set forth on SCHEDULE 2.28 hereto is an accurate list of the customers and suppliers of the Company, representing five percent (5%) or more of the Company's annual revenues as of the Balance Sheet Date and the date of the Interim Financial Statements. Except to the extent set forth on SCHEDULE 2.28, none of the Company's significant customers (or persons or entities that are sources of a significant number of customers) have canceled or substantially reduced or, to the Knowledge of any of the Sellers, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company, nor has any such customer or supplier given any of the Sellers notice that it is subject to any bankruptcy, insolvency or similar proceeding and, to any Seller's Knowledge, no such proceeding by any other party is pending or threatened nor has any act or omission occurred that makes such proceeding likely. The Company has also set forth on SCHEDULE 2.28 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payments of more than $25,000 by the Company.

         2.29 Investor Representations. Each Controlling Person represents and warrants to the Buyers as of the Closing Date that he or she:

                  (a) is an "ACCREDITED INVESTOR" within the meaning of Rule 501 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and was not organized for the specific purpose of acquiring the Parent Stock;

                  (b) has sufficient knowledge and experience in investing in companies similar to the Company and Buyers in terms of the their stage of development so as to be able to evaluate the risks and merits of his or its investment in the Buyers and he or she is able financially to bear the risks thereof;

                  (c) has had an opportunity to discuss the Buyers' business, management and financial affairs with the Buyers' management;

                  (d) is acquiring the Parent Stock for his or her own account for the purpose of investment and not with a view to or for resale in connection with any unregistered distribution thereof;

                  (e) understands that (i) the Parent Stock has not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Parent Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and
(iii) the Parent Stock will bear a legend to such effect.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

         Each of the Buyers represents and warrants to the Sellers as follows:

                  3.1 Corporate Organization, Etc. Each of the Buyers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

                  3.2 Authorization, Etc. Each of the Buyers has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The Board of Directors of each Buyer or the appropriate Committee thereof has or, prior to Closing will have, duly authorized the execution, delivery and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby, and no other corporate proceedings on its part are necessary to authorize this Agreement, such Ancillary Documents and the transactions contemplated hereby and thereby. Upon execution and delivery of this Agreement and the Ancillary Documents by the parties hereto and thereto, this Agreement and the Ancillary Documents to which each Buyer is a party shall constitute the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

         3.3 No Violation. The execution, delivery and performance by each of the Buyers of this Agreement and the Ancillary Documents to which each is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by each Buyer, do not and will not: (a) conflict with or result in a breach of the terms, conditions or provisions of; (b) constitute a default or event of default under (with due notice, lapse of time or both); (c) result in the creation of any Lien upon the assets or properties of any Buyer pursuant to;
(d) give any third party the right to accelerate any obligation under; (e) result in a violation of; or (f) require any authorization, consent, approval, exemption or other action by or notice to any Person (including, without limitation, any creditor, customer or supplier) pursuant to, the Charter Documents of such Buyer, or any Regulation, Contract or Order to which such Buyer or its properties are subject. Each of the Buyers will comply with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

         3.4 Governmental Authorities. Each of the Buyers has complied in all material respects with all applicable Regulations in connection with its execution, delivery and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. Neither of the Buyers is required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement, the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby. No authorization, consent, approval, exemption or notice is required to be obtained by either Buyer in connection with the execution, delivery, and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby.

         3.5 Disclosure. Neither this Agreement or any of the Ancillary Documents to which it is a party nor any exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Sellers by the Buyers with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

                                   ARTICLE IV
                            COVENANTS OF THE SELLERS

         Until the later of the Effective Date or the Closing Date, except as otherwise consented to or approved by the Buyers in writing, the Company shall, and the Controlling Persons shall, and shall cause the Company to:

         4.1 Ordinary Course of Business. Operate its business diligently and in good faith and in the Ordinary Course of Business, including, without limitation: (a) maintaining all of its respective properties in good order and condition; (b) maintaining (except for expiration due to lapse of time) all Contracts in effect without change except as expressly provided herein; (c) complying with the provisions of all Regulations and Orders applicable to the Company and the conduct of its respective business; (d) maintaining insurance and reinsurance coverage as in effect on the date hereof up to the Closing Date;
(e) preserving the business of the Company intact; (f) using its best efforts to keep available for the Company and the Buyers, the services of the officers and employees of the Company; and (g) preserving the good will of clients, suppliers and others having business relations with the Company.

         4.2 Certain Restrictions. Refrain from: (a) changing or amending the Charter Documents of the Company; (b) merging with or into or consolidating with any other Person; (c) acquiring all or substantially all of the stock or the assets of any Person or changing the character of its business; (d) issuing or selling any shares of its capital stock of any class or any Options or securities convertible into any shares of its capital stock; (e) permitting any liens upon, pledging or otherwise encumbering any of its capital stock or any of its assets or properties; (f) declaring, paying or setting aside for payment any dividend or other distribution to Stockholders of the Company, in respect of its capital stock or otherwise; (g) directly or indirectly, redeeming, retiring, purchasing or otherwise acquiring any shares of its capital stock or any of its indebtedness for money borrowed in advance of any scheduled repayment date; (h) making any capital expenditures, or commitments with respect thereto in excess of $5,000; (i) incurring, assuming or guaranteeing any indebtedness, obligations or liabilities or entering into any transactions or making any commitment to do any of the foregoing except in the Ordinary Course of Business or for purposes of consummation of the transactions contemplated by this Agreement and in any case only after consultation with the Buyers; (j) canceling, releasing, waiving or compromising any debt, Claim or right in its favor; (k) altering the rate or basis of compensation of any of its officers, directors, employees or consultants; and (l) taking any action or failing to take any action as a result of which any of the other changes or events listed in SECTION 2.12 hereof is likely to occur.

         4.3 Cash and Cash Equivalents. Preserve, and expend solely in the Ordinary Course of Business, its cash and cash equivalents.

         4.4 Interim Financial Information. To the extent prepared in the Ordinary Course of Business, furnish to the Buyers unaudited financial statements (including, without limitation, balance sheets and statements of income, changes in stockholders' equity and cash flow) and information for each calendar month, promptly following the conclusion of such month, and as the Buyers may otherwise reasonably request.

         4.5      Full Access and Disclosure.

                  (a) Afford to the Buyers' and their counsel, accountants and other authorized representatives reasonable access during business hours to the Company's facilities, properties, books and records in order that the Buyers may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company, including financial audits; and the Controlling Persons shall cause the Company's officers, employees and auditors to furnish on a timely basis such additional financial and operating data and other information as the Buyers shall from time to time reasonably request including, without limitation, any internal control recommendations applicable to the Company made by the Company's independent auditors in connection with any examination of the Company's Financial Statements and books and records.

                  (b) Promptly notify the Buyers in writing if any Seller becomes aware of any fact or condition that causes or constitutes a breach of any representation or warranty of any Seller as of the date of this Agreement, or if such Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any schedule hereto, Sellers will promptly deliver to the Buyers a proposed amendment or supplement to such schedule specifying such change. No such proposed amendment or supplement to a schedule shall constitute an amendment or supplement to such schedule until the Buyers shall have consented thereto. Each Seller will promptly notify the Buyers of the occurrence of any breach of any covenant of Sellers in this ARTICLE 4 or ARTICLE 6 or of the occurrence of any event that may make the satisfaction of the conditions in ARTICLE 7 impossible or unlikely.

         4.6 Fulfillment of Conditions Precedent. Refrain from taking any action which, if taken on or prior to the Closing Date, would constitute a breach of this Agreement. The Sellers shall use their best efforts to obtain at their expense, on or prior to the Closing Date, all such waivers, Permits, consents, approvals or other authorizations from third parties and Authorities, and to do all things as may be necessary or desirable in connection with the transactions contemplated by this Agreement in order to fully and expeditiously consummate the transactions contemplated by this Agreement.

         4.7 Tax Returns. File all Tax Returns and reports with respect to Taxes which are required to be filed for Tax periods ending on or before the Effective Date (a "Pre-Closing Tax Return"), and the Company shall pay all Taxes due in respect of such Pre-Closing Tax Returns to the appropriate Taxing Authority; and the Company shall pay all costs associated with the preparation thereof.

         4.8 No Solicitation or Negotiation. Refrain from, and cause its directors, officers, employees, representatives, agents, advisors, accountants and attorneys to refrain from, initiating, soliciting or encouraging, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Persons relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Should any Seller be contacted with respect to any offer, inquiry or proposal, the Sellers shall immediately advise the Buyers in writing of the name, address and phone number of the contact and the nature of the inquiry.

         4.9 Public Announcements. Refrain from disclosing any of the terms of this Agreement to any third party (other than the Buyers' advisors and senior lending group and the Sellers' advisors) without the other party's prior written consent unless required by any applicable law. The form, content and timing of any and all press releases, public announcements or publicity statements (except for any disclosures under or pursuant to Securities Laws in connection with the registration of Parent's securities or otherwise) with respect to this Agreement or the transactions contemplated hereby shall be subject to the prior approval of the Buyers.

         4.10 Termination of Agreements. Terminate or cause to be terminated, on or prior to the Closing Date, (a) the Agreements set forth in
SECTION 7.12 hereof, and (b) any existing agreement between the Company and Stockholders of the Company not reflecting fair market terms, except such existing agreements as are set forth on SCHEDULE 4.10.

                                    ARTICLE V
                             COVENANTS OF THE BUYERS

         Each of the Buyers hereby covenants and agrees with the Sellers that prior to the Closing or the termination of this Agreement and, with respect to the covenants contained in SECTION 5.3, thereafter:

         5.1      Full Access and Disclosure.

                  (a) The Buyers shall afford to each Seller, and their counsel, accountants and other authorized representatives an opportunity to make such reasonable investigations as they shall desire to make of the business of the Buyers; and the Buyers shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Sellers shall from time to time reasonably request.

                  (b) From time to time prior to the Closing Date, the Buyers shall promptly supplement or amend information previously delivered to the Sellers with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

         5.2 Release and Assumption of Guarantees. The Buyers shall use commercially reasonable efforts to have the Controlling Persons released, after the Closing Date, from any and all guarantees on any indebtedness personally guaranteed by any of them and from any and all pledges of assets pledged by any of them to secure such indebtedness for the benefit of the Company, with all such guarantees on indebtedness being assumed by the Buyers. The Buyers shall indemnify and hold harmless the Controlling Persons from the payment of any guaranties on any indebtedness or contractual obligations that the Controlling Persons had incurred prior to the Closing Date, provided that such indebtedness or obligations are related to the business of the Company as being conducted at the Closing Date.

         5.3 Rule 145 Best Efforts. While Parent is a public company with its securities registered under the Securities Act, and listed or quoted for trading by a national securities exchange or inter-dealer quotation system, Parent will use commercially reasonable efforts to see that it is in compliance with the requirements of Rule 144 under the Securities Act applicable to the issuer of securities, so as to facilitate non-registered sales of Parent Stock by Stockholders consistent with the requirements and limitations of Rule 144 and
145. Nothing in this SECTION 5.3 shall be deemed as either (a) any representation or warranty that Parent will remain a public company with securities registered under the Securities Act, or (b) any covenant or agreement by Parent to register, under the Securities Laws or otherwise, any Parent securities issued to, or held by, Stockholders.

         5.4 Publicity. Prior to the Closing, any written news releases by either the Buyer or the Company (the "Releasing Party") pertaining to this Agreement or the Transaction shall be submitted to the other party for review and approval prior to release by the Releasing Party, and shall be released only in a form approved by the other party, provided, however, that (a) such approval shall not be unreasonably withheld and (2) such review and approval shall not be required of releases by the Releasing Party if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule, or policy.

                                   ARTICLE VI
                                OTHER AGREEMENTS

         6.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date the Buyers, on the one hand, or the Controlling Persons, on the other hand, shall consider or be advised that any further agreements, instruments, documents, deeds, papers, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in such party, the title to any property or rights of the other acquired or to be acquired by reason of, or as a result of, this Agreement or any of the transactions contemplated herein, the other party agrees that it or they shall execute and deliver all such proper agreements, instruments, documents, deeds, papers, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in such party and otherwise to carry out the purpose of this Agreement.

         6.2 Consents. Without limiting the generality of SECTION 6.1, each of the parties hereto shall use their best efforts to obtain all approvals, consents and Permits of all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

         6.3 No Termination of the Controlling Persons' Obligations by Subsequent Incapacity, Etc. Each of the Controlling Persons specifically agrees that their respective obligations hereunder, including, without limitation, obligations pursuant to ARTICLE 11 and SECTION 6.4 shall not be terminated by the death or incapacity of such Controlling Person.

         6.4 Registration. The Buyer and the Merger Sub agree that promptly following, and not more than thirty (30) business days from the Closing, the Buyer will use good faith efforts to commence preparation of a registration statement on Form S-1 and Form S-8 (or such other form as may be appropriate) under the Securities Act to register the shares set out on SCHEDULE 6.4, the shares reserved for issuance under the Parent's stock option plans and such other shares of Parent selected to be registered by Parent's Board of Directors; provided, however, that Buyer shall not commence preparation of or file such registration statement if, in the reasonable and good faith opinion of the Selected Members of Buyer's board of directors, in their capacity as directors of Parent, the Buyer (i) does not then have the financial resources to pay the cost of such registration statement, (ii) it would be imprudent from a financial standpoint to the Parent, (iii) it would have a material adverse impact upon the market for Parent's common stock, or (iv) upon the advice of Buyer's financial advisor(s), filing of the registration statement should be postponed. The "Selected Members" of Buyer's Board shall consist of Sean Daly, Kevin Schuyler and the additional Board member (or his or her successor) chosen by Messrs. Kenner and Daly, as described in SECTION 8.4 hereof, who shall act by majority vote. The Buyer represents that, insofar as the information contained in the same relates to the Buyer (including information incorporated therein by reference), the Prospectus contained in said registration statement will (a) comply as to form with the relevant requirements of the form on which it is filed, and (b) not contain, as of the effective date thereof, any untrue statement of a material fact or any omission to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. If the parties shall disagree as to the information to be included in said registration statement, the decision of Buyer shall control. If the registration statement is with respect to an underwritten offering, the selling shareholders shall agree to the underwriters customary terms and conditions. In the event that the shares set out on Schedule 6.4 are not registered as described above, Parent shall permit such shares to be registered on the next registration statement on Form S-1 or S-3 filed by Parent; subject to contractual limitations approved by the Selected Members and, in the case of an underwritten offering, to cut back upon the advice of the underwriter.

         6.5 Confidentiality. The Buyers, on the one hand, and each Seller, on the other hand, shall, and each shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other Person without the other party's prior consent, all written and oral information furnished or disclosed by or received from such party or its officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

         6.6      Non Competition Covenant.

                  (a) Each of the Controlling Persons acknowledges that (i) this Agreement includes certain consideration in respect of the goodwill associated with the operation of the Restricted Businesses by the Sellers, (ii) the covenants of the Controlling Persons contained in this SECTION 6.5 are a material inducement to the Buyers to enter into this Agreement, (iii) the Buyers and each of their respective Affiliates (each a "Buyer Entity" and collectively, the "Buyer Entities") has expended and will expend considerable time, effort and capital to develop the Restricted Businesses, and (iv) the Buyers and each of the other Buyer Entities has a legitimate business interest in protecting its investment in the Restricted Businesses and would be irreparably damaged if any Controlling Person were to breach the covenants set forth in this SECTION 6.5. Accordingly, each of the Controlling Persons agrees that the covenants set forth in this SECTION 6.5, (w) are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by the Controlling Persons, (x) are cumulative to all other covenants of the Controlling Persons in favor of the Buyers and the other Buyer Entities contained in this Agreement and shall survive the termination of this Agreement for the purposes intended, (y) are reasonable and necessary to protect and preserve the conduct and operation of the Restricted Businesses by the Buyers and the other Buyer Entities, and (z) do not impose an undue hardship upon any of the Controlling Persons, do not unreasonably restrict the Controlling Persons with respect to or from the performance of services of, relating to or connected with the Restricted Businesses, the management thereof or otherwise, and are reasonable with respect to their duration, geographical area and scope.

                  (b) Each of the Controlling Persons covenants and agrees that, during the Restricted Period, he, she or it shall not, directly or indirectly, either individually, in partnership, jointly or in conjunction with any other Person, whether as principal, agent, officer, director, shareholder, owner, partner, joint venturer, member, manager, employee, independent contractor, consultant, advisor, sales representative or any other capacity whatsoever:

                           (i) engage in any Restricted Business within the Restricted Territory;

                           (ii) solicit, interfere with, disturb, or seek to interfere with or disturb the relationship with (contractual or otherwise) any Person who is an employee of, or engaged as an independent contractor, consultant or in any similar capacity whatsoever with, any Buyer Entity for the purpose or with the intent of inducing or enticing such Person to terminate such relationship with such Buyer Entity;

                           (iii) employ or otherwise engage as an employee, independent contractor, consultant or any capacity whatsoever, any Person who is, at that time, or who has been within one (1) year prior to that time, employed by any Buyer Entity;

                           (iv) solicit, interfere with, disturb, or seek to interfere with or disturb the relationship with (contractual or otherwise) any Person which is, at that time, or which has been within one (1) year prior to that time, a customer or supplier of any Buyer Entity for the purpose of soliciting or selling products or services in competition with any Buyer Entity or inducing such Person to cease doing business with any Buyer Entity; or

                           (v) solicit, interfere with, disturb, or seek to interfere with or disturb the relationship with (contractual or otherwise) any prospective acquisition candidate, on any Controlling Person's own behalf or on behalf of any competitor or potential competitor, which candidate was, to the Controlling Person's Knowledge, either called upon by any Buyer Entity or for which any Buyer Entity made an acquisition analysis, for the purpose of acquiring such entity.

                  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Controlling Persons from acquiring as an investment not more than five percent (5%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

                  (c) In recognition of the substantial nature of such potential damages and the difficulty of measuring economic losses to any Buyer Entity as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to any such Buyer Entity for which it would have no other adequate remedy, each of the Controlling Persons agrees that in the event of breach by any Controlling Person of the foregoing covenant, such Buyer Entity shall be entitled to specific performance of this provision and co-injunctive and other equitable relief, and that such Controlling Person will be responsible for the payment of court costs and reasonable attorneys' fees incurred by such Buyer Entity in seeking enforcement of the covenants set forth in this SECTION 6.5.

                  (d) It is the intent of the Buyers and the Controlling Person that the covenants in this SECTION 6.5 be construed and enforced in accordance with the changing activities, business and locations of Buyer Entities, whether before or after the date of termination of the employment of the Controlling Person. For example, if, during the Restricted Period, a Buyer Entity engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or its existing activities or business or the locations currently established therefor, then the Controlling Person will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within a one hundred (100) mile radius of its then-established operating location(s) through the Restricted Period.

                  (e) The covenants in this SECTION 6.5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

                  (f) All of the covenants in this SECTION 6.5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Controlling Persons against any Buyer Entity, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by any Buyer Entity of such covenants. Further, this SECTION 6.5 shall survive the Closing and the termination of any Controlling Person's employment with a Buyer Entity. It is specifically agreed that the Restricted Period, during which the agreements and covenants of the Controlling Persons made in this SECTION 6.5 shall be effective, shall be computed by excluding from such computation any time during which any Controlling Person is in violation of any provision of this SECTION 6.5.

         6.7      Non-disclosure; Confidentiality.

                  (a) Confidential Information. By virtue of the Controlling Persons' employment, association or involvement with the Company and any due diligence with respect to the Buyer Entities, each Controlling Person has obtained and may obtain confidential or proprietary information developed, or to be developed, by the Company and an Buyer Entity. "Confidential Information" means all proprietary or business sensitive information, whether in oral, written, graphic, machine-readable or tangible form, and whether or not registered, and including all notes, plans, records, documents and other evidence thereof, including but not limited to all: patents, patent applications, copyrights, trademarks, trade names, service marks, service names, "know-how," customer lists, details of client or consulting contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers, business acquisition plans or any portion or phase of any scientific or technical information, discoveries, computer software or programs used or developed in whole or in part by the Company or any Buyer Entity (including source or object codes), processes, procedures, formulas or improvements of the Company or any Buyer Entity; algorithms; computer processing systems and techniques; price lists; customer lists; procedures; improvements, concepts and ideas; business plans and proposals; technical plans and proposals; research and development; budgets and projections; technical memoranda, research reports, designs and specifications; new product and service developments; comparative analyses of competitive products, services and operating procedures;

and other information, data and documents now existing or later acquired by the Company or any Buyer Entity, regardless of whether any of such information, data or documents qualify as a "trade secret" under applicable federal or state law. "Confidential Information" shall not include: (a) any information which becomes generally available to the public other than as a result of disclosure by the Controlling Persons or any relative, agent or representative thereof; (b) becomes available to the Controlling Persons on a non-confidential basis from a source other than the Company or any Buyer Entity or any of its respective employees, agents or representatives, provided that such source lawfully obtained such information and is not bound by a confidentiality agreement with the Company or any Buyer Entity; or (c) is required to be disclosed by law provided, that if any Controlling Person is required by law (including, without limitation, any judicial or administrative proceeding of any governmental or regulatory authority) to disclose any of the Confidential Information, such Controlling Person shall provide the Buyers with prompt written notice of any such requirement and shall cooperate in full with the Buyers to obtain a protective order or to pursue an action to obtain a waiver from such requirement. If, in the absence of a protective order or other remedy, such Controlling Person is nonetheless, in the written opinion of the Controlling Person's outside counsel, legally compelled to disclose Confidential Information, such Controlling Person may, without liability hereunder disclose the Confidential Information, provided that (i) the Controlling Person gives the Buyers prior written notice of the information to be disclosed, (ii) the Controlling Person only discloses that portion of the Confidential Information which the Controlling Person's counsel advises is legally required to be disclosed, and (iii) the Controlling Person uses his or her best efforts to preserve the confidentiality thereof by obtaining reasonable assurance that confidential treatment will be accorded the Confidential Information.

                  (b) Non-Disclosure. Each of the Controlling Persons agrees that he will not at any time, without the prior express written authorization of the Buyers, disclose to any Person or use any Confidential Information whatsoever for any purpose whatsoever, or permit any Person whatsoever to examine and/or make copies of any reports or any documents or software (whether in written form or stored on magnetic, optical or other mass storage media) which contain or are derived from any Confidential Information. Each of the Controlling Persons further agrees that no Confidential Information shall be removed from the premises of the Company or any Buyer Entity, without the prior express written consent of such entity.

                  (c) Buyer Group Property. As used in this Agreement, the term "Buyer Group Property" means all documents, papers, computer printouts and disks, records, customer or customer lists, files, manuals, supplies, computer hardware and software, equipment, inventory and other materials that have been created, used or obtained by the Company or any Buyer Entity, or otherwise belonging to the Company or any Buyer Entity, as well as any other materials containing Confidential Information as defined above. The Sellers recognize and agree that:

                           (i) All Buyer Group Property shall be and remain the property of the Buyer Entity to which such property belongs;

                           (ii) The Sellers will preserve, use and hold Buyer Group Property only for the benefit of the Buyers and each of the Buyer Entities to carry out the business of the Buyers and each of the Buyer Entities; and

                           (iii) Except as to those Sellers employed by an Buyer Entity after the Closing and subject to a confidentiality agreement with such entity, each Seller will immediately deliver and surrender to Parent all Buyer Group Property, including all copies, extracts or any other types of reproductions, which such Seller has in his possession or control.

                                   ARTICLE VII
                   CONDITIONS TO THE OBLIGATIONS OF THE BUYERS

         Each and every obligation of the Buyers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Buyers:

         7.1 Representations and Warranties; Covenants and Agreements. The representations and warranties of the Sellers contained in ARTICLE 2 and elsewhere in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Sellers to the Buyers, shall be true and correct when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Sellers shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to the Closing Date. Each of the Sellers and the president of the Company shall have executed and delivered to the Buyers a certificate, dated the Closing Date, certifying to the foregoing.

         7.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         7.3 Third Party Consents. The Buyers and the Sellers shall have obtained all consents, approvals, waivers or other authorizations listed in
SCHEDULE 2.8, with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, such that each of the Contracts of the Company remains in effect (without default, acceleration, termination, assignment, right of termination or assignment, payment, increase in rates or compensation payable, penalty, interest or other adverse effect) from and after the Closing Date as such Contracts operated and were in effect before the Closing Date. With respect to the material Contracts of the Company for which notice of the transaction had been, or should have been, delivered to the other party thereto pursuant to SECTION 7.3 hereof, (a) all such parties to such Contracts shall have been notified of the transactions contemplated hereby, and (b) neither Parent or Merger Sub nor any Seller shall have received any notice of terminations or amendments of, or any indication from such party of their intent to terminate or amend, such contract, unless such amendment shall not adversely affect Merger Sub or the Company.

         7.4 Regulatory Approvals. The Authorities listed in SCHEDULE 2.8 hereto shall have approved the applications listed in such Schedule with respect to the change of control represented by the transactions contemplated by this Agreement, and such approval shall not impose financial obligations on the Company or the Buyers that are objectionable to it.

         7.5 No Material Adverse Change. There shall have been no Material Adverse Change since the date of this Agreement. The Buyers shall have received certificates (which shall be addressed to the Buyers), dated the Closing Date, of the president or chief financial officer of the Company, certifying to the foregoing.

         7.6 Directors and Officers. The Buyers shall have received the resignations of the directors and any officers of the Company specified by the Buyers, which resignations shall be effective as of the Effective Date and those persons specified by Buyer shall be appointed as directors and/or officers of the Company (effective at Closing).

         7.7 Due Diligence. The Buyers shall have completed their due diligence investigation with respect to the Company including, but not limited to, business, financial, legal, operational, customer, worker's compensation, employee (both internal and external) and real estate due diligence, with results satisfactory to Buyers in their sole discretion.

         7.8 FIRPTA Certificate. The Company shall have delivered to the Buyers a certificate to the effect that it is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury regulations.

         7.9 Sellers' Closing Documents. The Sellers shall have delivered to the Buyers executed originals of each of the other Seller's Closing Documents.

         7.10     Leased Premises. [Intentionally Omitted].

         7.11 Termination of Certain Agreements and Plans. The Sellers shall have terminated, and the Company shall have no liability whatsoever (including, without limitation, the making of any payment in connection with such termination) with respect to: (a) any Stockholder's employment agreement or Options agreement with the Company; (b) any qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) in accordance with applicable laws and regulations; (c) any life insurance policies on the lives of any of the Executives and other officers of the Company, together with any agreements to provide any of such policies at the expense of the Company; and (d) any and all leases of employee vehicles and any agreements with employees related to the provision of the Company vehicles, or for the payment of a periodic vehicle allowance, by the Company.

         7.12 Board Approval. Parent's Board of Directors or, if applicable, the appropriate committee thereof, shall have approved this Agreement and the transactions contemplated herein.

         7.13 Hart-Scott-Rodino Act. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated herein under the Hart-Scott-Rodino Act shall have expired or been terminated.

                                  ARTICLE VIII
                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

         Each and every obligation of the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Sellers:

         8.1 Representations and Warranties; Performance. The representations and warranties of the Buyers contained in ARTICLE 3 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, or in any writing delivered by the Buyers to the Sellers, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Buyers shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. An authorized officer of each of the Buyers shall have delivered to the Sellers a certificate, dated the Closing Date, certifying to the foregoing.

         8.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         8.3 Buyers' Closing Documents. The Buyers shall have delivered to the Sellers executed originals of each of the other Buyers' Closing Documents.

         8.4 Appointments to Parent's Board. At the Effective Time, the directors of Parent shall be David Kenner, William G. Head, Roger Haggerty, Sean Daly, Kevin Schuyler, and one additional member who will be chosen by both David Kenner and Sean Daly, to hold office in accordance with the Certificate of Incorporation and Bylaws of Parent, until their successors are duly elected or appointed and qualified.

         8.5 Resignation of Will Head. Before the Effective Time, Will Head shall have resigned as a director of the Parent.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         9.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                  (a)      by mutual consent of the Buyers and the Sellers;


                  (b) by the Buyers or the Sellers if this Agreement is not consummated on or before June 30, 2000; provided, however, that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this SECTION 9.1(B), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

                  (c) by the Buyers if as of the Closing Date (including any extensions) any of the conditions specified in ARTICLE 7 hereof shall not have been satisfied or if any of the Sellers is otherwise in default under this Agreement or if the Average Price is less than $.13; or

                  (d) by the Sellers if, as of the Closing Date (including any extensions), any of the conditions specified in ARTICLE 8 hereof shall not have been satisfied, or if the Buyers are in default under this Agreement or if the Average price is greater than $.63.

         9.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to SECTION 9.1 hereof, and subject to the proviso contained in SECTION 9.1(B), this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) all information received by any party hereto with respect to the business of any other party or the Company (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

                  (c) no party hereto shall have any further liability or obligation to any other party under or in connection with this Agreement; provided, however, the non-breaching or non-defaulting party shall not be foreclosed from bringing a Claim or cause of action or otherwise recovering from the breaching or defaulting party.

                                    ARTICLE X
                       SURVIVAL OF TERMS; INDEMNIFICATION

         10.1     Survival; Knowledge.

                  (a) All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that: (i) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (ii) subject to
SECTION 10.6, all representations and warranties shall survive and continue until one (1) year from the Closing Date (the "Anniversary Date"), except for
(x) those representations and warranties set forth in SCHEDULE 10.5(A) hereto, which shall survive until expiration of the applicable statute of limitations with respect thereto, and (y) representations and warranties for which a claim for indemnification hereunder (an "Indemnification Claim") shall be pending as of such date of termination, in which event such representations and warranties shall survive with respect to such Indemnification Claim until the final disposition thereof.

                  (b) The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         10.2     Indemnification by the Controlling Persons. Subject to this
ARTICLE 10, the Controlling Persons shall, jointly and severally, indemnify, defend and hold harmless each of the Buyers and each of the other Buyer Entities and each of the officers, directors, employees, stockholders, members, attorneys, accountants, partners, representatives, agents, successors and assigns of each of the foregoing (each a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties"), at all times after the date of this Agreement, against and in respect of any and all Claims (including, without limitation, the legal fees and expenses) resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty, or nonfulfillment of any covenant or other obligation on the part of any Seller under this Agreement or any of the Ancillary Documents or contained in any schedule (without giving effect to any amendment or supplement thereto) or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument executed and delivered by any of the Sellers hereunder;

                  (b) Any conduct, action or inaction of any of the Sellers occurring or arising from or relating to the operation, management or ownership of the Company on or prior to the Closing Date or any circumstance related to the operation, management or ownership of the Company on or prior to the Closing Date, whether known or unknown on the Closing Date;

                  (c) Any and all liabilities of the Company of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Closing Date to the extent not reflected and reserved against in the balance sheet included in the Interim Financial Statements or not otherwise adequately disclosed in this Agreement or the schedules or exhibits thereto, including, without limitation:

                           (i) All Tax liabilities of the Company, together with any interest or penalties thereon or related thereto, through the Closing Date and any Tax liability of the Company arising in connection with the transactions contemplated hereby. Any Taxes, penalties or interest attributable to the operations of the Company payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

                           (ii) All environmental liabilities relating to any of the Company's properties, including federal, state and local environmental liability, together with any interest or penalties thereon or related thereto, through the Closing Date, but excluding any amount for which there is an adequate accrual and reserve on the balance sheet included in the Interim Financial Statements; and

                  (d) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing.

         10.3 Indemnification by the Buyers. Subject to this ARTICLE 10, the Buyers shall indemnify, defend and hold harmless the Controlling Persons and each of their heirs, successors, assigns, representatives, attorneys, accountants, partners and agents (each, a "Seller Indemnified Party" and collectively, the "Seller Indemnified Parties"), at all times after the date of this Agreement, against and in respect of any and all Claims (including, without limitation, the fees and expenses of counsel) resulting from, or in respect of:
(a) any misrepresentation, breach of warranty, or nonfulfillment of any covenant or other obligation on the part of any of the Buyers under this Agreement, any of the Ancillary Documents or contained in any schedule or exhibit to this Agreement; (b) any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by any of the Buyers hereunder; or (c) any conduct, action, inaction of the Company or any of the Buyers arising from or relating to the operation, management or ownership of the Company after the Closing Date or any circumstance related to the operation, management or ownership of the Company after the Closing Date.

         10.4     Third Party Claims.

                  (a) Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any (i) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation, or (ii) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee will, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The Indemnitor shall have the right to assume the defense of such action unless such action (x) may result in injunctions or other equitable remedies in respect of the Indemnitee or its business, (y) may result in liabilities which, taken with other then existing Claims under this ARTICLE 10, would not be fully indemnified hereunder, or (z) may have an adverse impact on the business or financial condition of the Indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the Indemnitee). The Indemnitor and the Indemnitee shall cooperate in the defense of such Claims. In the event that the Indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner.

                  (b) Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnitor shall pay promptly on behalf of the Indemnitee, and/or to the Indemnitee in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise, unless in the case of a judgment an appeal is made from the judgment, plus all other Claims of the Indemnitee with respect thereto (including, without limitation, legal fees and expenses). If the Indemnitor desires to appeal from an adverse judgment, then the Indemnitor shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnitor of such amounts, the Indemnitor shall succeed to the rights of such Indemnitee, to the extent not waived in settlement, against the third party who made such third party Claim.

                  (c) Prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such Claim or absent such judgment or decree, a copy of the terms of the settlement of such Claim, provided, however, that Indemnitee must first receive the written approval of the terms and conditions of such settlement from the Indemnitor. An Indemnitor shall have the right to settle any Claim against it or as to which it has assumed the defense, subject to the prior written approval of the Indemnitee, which approval shall not be unreasonably withheld, provided that such settlement involves only the payment of a fixed sum which the Indemnitor is obligated to pay and does not include any admission of liability or other such similar admissions by or related to Indemnitee with respect to such Claim.

                  (d) An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action or Claim, (ii) the Indemnitor shall not have employed, or is prohibited under this SECTION 10.4 from employing, counsel in the defense of such action or Claim, or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the Indemnitee shall be borne by the Indemnitor.

         10.5     Limitation on Indemnification.

                  (a) None of the Buyer Indemnified Parties shall assert any Indemnification Claim hereunder against the Controlling Persons until such time as, and solely to the extent that, the aggregate of all such claims which such parties may have against the Controlling Persons shall exceed $40,000 (the "Controlling Persons Indemnification Threshold"); provided, however, the Buyer Indemnified Parties may assert and shall be indemnified for any claim set forth in SCHEDULE 10.5(A) at any time, without regard to whether the aggregate of all Indemnification Claims which such parties may have against the Controlling Persons exceeds the Controlling Persons Indemnification Threshold, it being understood that the amount of any such claim set forth in SCHEDULE 10.5(A) shall not be counted towards the Controlling Persons Indemnification Threshold. Any claim set forth in SCHEDULE 10.5(A) and any other claim exceeding the Controlling Person's Threshold shall first be satisfied from the Escrow Shares (if any are then held under the Escrow Agreement) at the Average Trading Price on the date of payment. After the complete distribution of Escrow Shares, Controlling Persons may pay any Indemnification Claim not precluded by SECTION
10.6 in the form of Parent Stock valued at the Average Trading Price on the date of payment, but shall not be required to pay more than one half of shares to which they are entitled under SECTION 1.6 hereof.

                  (b) None of the Seller Indemnified Parties shall assert any Indemnification Claim hereunder against the Buyers until such time as, and solely to the extent that, the aggregate of all such claims which the Controlling Persons and/or Stockholders may have against the Buyers shall exceed $40,000 (the "Buyer Indemnification Threshold"). Buyer may pay any Indemnification Claim in Parent Stock valued at the Average Trading Price on the date of payment.

                  (c) Notwithstanding any other term of this Agreement, no Controlling Person shall be liable under this ARTICLE 10 for an amount which exceeds the Merger Consideration received by such Controlling Person. Each Controlling Person may pay any liability under SECTION10 with

Parent Stock valued at the Average Trading Price on the date of payment. The "Average Trading Price" of a share of Parent Stock on a date shall be equal to the average of the average closing bid and ask price for each of the ten days immediately prior to such date.

         10.6 Survival of Indemnification. These indemnification provisions shall survive the consummation or the transactions contemplated in, or the termination or other expiration of, this Agreement until the Anniversary Date, except for those Indemnification Claims related to representations and warranties set forth in SCHEDULE 10.5(A) hereto, which shall survive until expiration of the applicable statute of limitations with respect thereto; provided that any such Indemnification Claims which are pending as of any of the foregoing termination dates shall survive until the final disposition thereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement signed by the Buyers and the Sellers.

         11.2 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the documents, annexes, attachments, certificates and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the agreements and transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

         11.3     Certain Definitions.

                  "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

                  "Agreement" shall have the meaning assigned to such term in the Introduction hereto.

                  "Ancillary Documents" shall have the meaning assigned to such term in SECTION 2.7 hereof.

                  "Articles of Merger" shall have the meaning assigned to such term in SECTION 1.2 hereof.

                  "Authority" means any international, federal, state local or municipal governmental, regulatory or administrative body, agency, department, division, subdivision, office, arbitrator or other authority, any court or judicial authority, or any public, private or industry regulatory agency or authority.

                  "Average Trading Price" shall have the meaning assigned to such term in SECTION 10.5(C).

                  "Balance Sheet Date" shall have the meaning assigned to such term in SECTION 2.11 hereof.

                  "Balance Sheets" shall have the meaning assigned to such term in SECTION 2.9 hereof.

                  "Benefit Plan" shall have the meaning assigned to such term in
SECTION 2.18 hereof.

                  "Business Groups" shall have the meaning assigned to such term in SECTION 2.17(C) hereof.

                  "Buyers' Closing Documents" shall have the meaning assigned to such term in SECTION 1.9(B) hereof.

                  "Buyer Entity" and "Buyer Entities" shall have the meaning assigned to such terms in SECTION 6.5 hereof.

                  "Buyer Group Property" shall have the meaning assigned to such term in SECTION 6.6(C) hereof.

                  "Buyer Indemnification Threshold" shall have the meaning assigned to such term in SECTION 10.5 hereof.

                  "Buyer Indemnified Parties" shall have the meaning assigned to such term in SECTION 10.2 hereof.

                  "Certificates of Merger" shall have the meaning assigned to such term in SECTION 1.2 hereof.

                  "Charter Documents" shall have the meaning assigned to such term in SECTION 2.1(C) hereof.

                  "Claim" means any action, claim, obligation, liability, damage, loss, deficiency, cost, expense, commitment, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

                  "Closing" shall have the meaning assigned to such term in
SECTION 1.9 hereof.

                  "Closing Date" shall have the meaning assigned to such term in
SECTION 1.9 hereof.

                  "Code" shall have the meaning assigned to such term in SECTION
2.16 hereof.

                  "Company Shares" shall have the meaning assigned to such term in the Recitals hereof.

                  "Confidential Information" shall have the meaning assigned to such term in SECTION 6.6(A) hereof.

                  "Contract" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

                  "Controlling Persons Indemnification Threshold" shall have the meaning assigned to such term in SECTION 10.5(A) hereof.

                  "Current Assets" means, with respect to any Person, the current assets of such Person, as defined and calculated in accordance with GAAP.

                  "Delaware Certificate of Merger" shall have the meaning assigned to such term in SECTION 1.2 hereof.

                  "Deposits" shall have the meaning assigned to such term in
SCHEDULE 1.7 hereto.

                  "Determination Date" shall have the meaning assigned to such term in SECTION 1.7(B) hereof.

                  "DGCL" shall have the meaning assigned to such term in SECTION
1.1 hereof.

                  "Effective Date" shall have the meaning assigned to such term in SECTION 1.2 hereof..

                  "Effective Time" shall have the meaning assigned to such term in SECTION 1.2 hereof.

                  "Employees" shall have the meaning assigned to such term in
SCHEDULE 6.7 hereto.

                  "Environmental Law" means any Regulation, Order, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so called "Superlien" law, and any other similar Federal, state or local statutes.

                  "Environmental Permits" shall mean Permits, certificates, approvals, licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Company's business.

                  "ERISA" shall have the meaning assigned to such term in
SECTION 2.18 hereof.

                  "ERISA Affiliate" shall have the meaning assigned to such term in SECTION 2.18 hereof.

                  "Financial Statements" shall have the meaning assigned to such term in SECTION 2.9 hereof.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis.

                  "GBCA" shall have the meaning assigned to such term in SECTION
1.1 hereof.

                  "Hazardous Material" means: (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Authority under any Environmental Law.

                  "Indemnification Claim" shall have the meaning assigned to such term in SECTION 10.1 hereof.

                  "Indemnitee" shall have the meaning assigned to such term in
SECTION 10.4 hereof.

                  "Indemnitor" shall have the meaning assigned to such term in
SECTION 10.4 hereof.

                  "Intellectual Property" means any patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights owned or used by the Company or Stockholders.

                  "Interim Financial Statements" shall have the meaning assigned to such term in SECTION 2.9 hereof.

                  "Knowledge" means, with respect to any Person, (a) if such Person is an individual, that (i) such Person has actual knowledge or awareness of a particular fact or matter or (ii) with due diligence and conducting a reasonably comprehensive investigation concerning the existence of such fact or matter, such Person could be expected to discover or otherwise become aware of such fact or matter, or (b) if such Person is other than an individual, that any individual serving as director, officer, Employee (as that term is defined herein), partner, executor, trustee or in any similar capacity of such Person, has, or at any time had, "Knowledge" of such fact or matter as defined in clause
(a) of this definition.

                  "Lien" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction, option, assessment, levy, voting trust or agreement, proxy, marital or community property interest or other claim, charge or interest of another Person of any nature whatsoever.

                  "Long-Term Liabilities" means, with respect to any Person, the long term liabilities of such Person as defined and calculated in accordance with GAAP.

                  "Material Adverse Change" means any development or change which has, had or would have a Material Adverse Effect.

                  "Material Adverse Effect" means, as to any Person, any circumstances, events, state of facts or matters which has had, or might reasonably be expected to have, a material adverse effect on (a) such Person's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects, or (b) the ability of such Person to consummate any of the transactions contemplated by this Agreement or the Ancillary Documents, or (c) the benefits contemplated to be conferred on such Person by this Agreement or any of the Ancillary Documents.

                  "Merger" shall have the meaning assigned to such term in the Recitals hereof.

                  "Merger Agreement" shall have the meaning assigned to such term in the Recitals hereof.

                  "Merger Consideration" shall have the meaning assigned to such term in SCHEDULE 1.7 hereof.

                  "Merger Date" shall have the meaning assigned to such term in
SECTION 1.2 hereof.

                  "Merger Sub" shall have the meaning assigned to such term in the Introduction hereof.

                  "Officer's Certificate" shall have the meaning assigned to such term in SECTION 1.9(A)(IV) hereof.

                  "Options" shall have the meaning assigned to such term in
SECTION 2.6 hereof.

                  "Order" means any decree, consent decree, judgment, award, order, injunction, consent of or by an Authority.

                  "Ordinary Course of Business" shall mean an action taken by a Person only if:

                           (a)      such action is consistent with the past
practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                           (b)      such action is not required to be authorized
by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                           (c)      such action is similar in nature and
magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "Parent Stock" means the fully paid and nonassessable shares of the common stock of Parent, par value $.00001 per share.

                  "Permits" shall have the meaning assigned to such term in
SECTION 2.17(B) hereof.

                  "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership or company, joint venture, company, syndicate, union, unincorporated organization, association, trust, entity, Authority or natural person.

                  "Pre-Closing Tax Return" shall have the meaning assigned to such term in SECTION 4.7 hereof.

                  "Regulation" means any law, statute, rule, regulation, ordinance, requirement, announcement or other binding action of or by an Authority.

                  "Related Statements" shall have the meaning assigned to such term in SECTION 2.9 hereof.

                  "Restricted Business" means the business, products, services and activities of the Buyers, the Buyer Entities and the Company and any of its Affiliates, including, without limitation, the marketing, sale and distribution of mens' shoes and footware over the Internet.

                  "Restricted Period" means a period of three (3) years, from the Closing Date to the third (3rd) anniversary of the Closing Date.

                  "Restricted Territory" means (i) the aggregate geographic area consisting of all those geographic areas within a one hundred (100) mile radius of any location at which the Buyers, any Buyer Entity, or the Company or any of its Affiliates presently conducts one or more of the Restricted Businesses and
(ii) the Internet within the United States.

                  "Secretary's Certificate"shall have the meaning assigned to such term in SECTION 1.9(A)(III) hereof.

                  "Securities Laws" shall have the meaning assigned to such term in SECTION 1.12(B) hereof.

                  "Seller Indemnified Parties" shall have the meaning assigned to such term in SECTION 10.3 hereof.

                  "Sellers' Closing Documents" shall have the meaning assigned to such term in SECTION 1.9(A) hereof.

                  "Software" shall have the meaning assigned to such term in
SECTION 2.19(D) hereof.

                  "Subsidiary" means any Person which any Buyer or the Company, as the case may be, owns, directly or indirectly, five percent (5%) or more of the outstanding stock or other ownership or equity interests thereof.

                  "Surviving Corporation" shall have the meaning assigned to such term in SECTION 1.1 hereof.

                  "Tax Authorities" shall have the meaning assigned to such term in SECTION 2.16 hereof.

                  "Tax Returns" shall have the meaning assigned to such term in
SECTION 2.16 hereof.

                  "Taxes" shall have the meaning assigned to such term in
SECTION 2.16 hereof.

         11.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:


                           If to the Controlling Persons or the Company, to:

                           MyFavoriteShoe.com, Inc.
                           1301 5th Avenue, Suite 3001
                           Seattle, Washington 98101
                           Attn: Mr. William B. Stilley, III
                           Facsimile: ______________________

                           with a copy to:

                           Mr. Sean Daly
                           Windholme Farm
                           Chicken Mountain Road
                           Orange County, VA 22960
                           Facsimile: 540-672-7289

                           and

                           Kevin Schuyler
                           c/o Kilpatrick Stockton, Attn. Neil Falis, Esq. 1100 Peachtree Street
                           Suite 2800
                           Atlanta, GA 30309-4530
                           Facsimile: 404-815-6555

                  or to such other person or address as the Controlling Persons or the Company shall furnish by notice to the Buyers in writing.

                           If to the Buyers to:

                           zebramart.com, inc..
                           10 Piedmont Center, Suite 900
                           Atlanta, Georgia 30309
                           Attn: David Kenner, CEO
                           Facsimile: (404) 467-6959
                           with a copy to:

                           Smith, Gambrell & Russell, LLP
                           1230 Peachtree Street, N.E.
                           Suite 3100
                           Atlanta, Georgia  30309
                           Attn.: M. Timothy Elder, Esq.
                                  Carl L. Sollee, Esq.
                           Facsimile: (404) 685-6832/7085

                  or to such other person or address as the Buyers shall furnish by notice to Sellers in writing.

         11.5 Exhibits and Schedules. The Exhibits and Schedules referred to in this Agreement are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section of this Agreement to which such disclosure relates, except where, and to the extent that, there is an explicit cross-reference in such Schedule to another Schedule.

         11.6 Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         11.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, including without limitation the estate of Controlling Persons, and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyers may assign their respective rights, interests and obligations hereunder to any wholly-owned Subsidiary, and may grant Liens or security interests in respect of its rights and interests hereunder, without the prior approval of the Sellers.

         11.8 Governing Law. The Agreement shall be governed by the internal laws of the State of Georgia as to all matters, including but not limited to matters of validity, construction, effect and, performance and enforcement, but without regard to principles or rules of conflicts or choice of law thereof, except as to internal matters of corporate governance which shall be governed by the law of the jurisdiction in which the corporation is incorporated.

         11.9 Consent to Jurisdiction; Service of Process. Each of the Sellers and each of the Buyers hereby irrevocably submit to the jurisdiction of any United States District Court in which venue is proper in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         11.10 Injunctive Relief. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         11.11 Headings. The article, section and other headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement (or any provision hereof).

         11.12 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs include the plural and vice versa.

         11.13 Construction. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         11.14 Dealings in Good Faith; Best Efforts. Each party hereto agrees to act in good faith with respect to the other party in exercising its rights and discharging its obligations under this Agreement. Each party further agrees to use its best efforts to ensure that the purposes of this Agreement are realized and to take all further steps as are reasonably necessary to implement the provisions of this Agreement. Each party agrees to execute, deliver and file any document or instrument necessary or advisable to realize the purposes of this Agreement.

         11.15 Binding Effect. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

         11.16 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         11.17 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         11.18 Expenses. All fees, costs and expenses (including, without limitation, legal, auditing and accounting fees, costs and expenses) incurred in connection with considering, pursuing, negotiating, documenting or consummating this Agreement and the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees, costs and expenses.

         11.19 Attorneys' Fees. If any party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing party in such action shall be entitled to recover from the losing party all costs in connection with such action, including without limitation reasonable attorneys' fees, expenses and costs incurred with respect to trials, appeals and collection.

         11.20 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                               * * * * * * * * * *

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.


                                        ZEBRAMART.COM, INC.


                                        By: /s/ David Kenner
                                           -------------------------------------
                                                David Kenner, CEO


                                        COACQSUB, INC.


                                        By: /s/ David Kenner
                                           -------------------------------------
                                                David Kenner, CEO



                                        MYFAVORITESHOE.COM, INC.


                                        By: /s/ Sean Daly
                                           -------------------------------------
                                                Sean Daly
                                                Chairman of the Board


                                        CONTROLLING PERSONS

                                        TOWER HILL HOLDINGS, INC.


                                        By: /s/ Sean Daly
                                           -------------------------------------
                                                Sean Daly, President


                                          /s/ Kevin Schuyler
                                        ----------------------------------------
                                        Kevin Schuyler, individually


                                          /s/ William B. Stilley
                                        ----------------------------------------
                                        William B. Stilley, III, individually